Exhibit 99.77(C)

Form N-SAR, Item 77

For Voya Investors Trust

(the “Registrant”)

ITEM 77C - Matters submitted to a vote of security holders

1.         On January 16, 2014, a Special Meeting of Shareholders of ING American Funds Global Growth and Income Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) a Plan of Liquidation and Dissolution, providing for the liquidation and dissolution of each Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds Global Growth and Income Portfolio	1	1,370,006.000	371,336.000	180,253.000	1,921,595.000

The proposal passed.

2.          On January 16, 2014, a Special Meeting of Shareholders of ING American Funds International Growth and Income Portfolio, a series of Voya Investment Trust, was held at which the shareholders were asked to approve: (1) a Plan of Liquidation and Dissolution, providing for the liquidation and dissolution of each Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds International Growth and Income Portfolio	1	1,374,771.000	119,621.000	98,704.000	1,593,096.000

The proposal passed.

3.         On January 28, 2014 a Special Meeting of Shareholders of ING Total Return Bond Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Intermediate Bond Portfolio, providing for the reorganization of the Portfolio with and into Voya Intermediate Bond Portfolio.

Form N-SAR, Item 77

For Voya Investors Trust

(the “Registrant”)

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Total Return Bond Portfolio	1	212,246,249.970	6,990,564.000	15,676,373.000	234,913,186.970

The proposal passed.

2.          On February 27, 2014 a Special Meeting of Shareholders of ING American Funds Asset Allocation Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and VY Invesco Equity and Income Portfolio, providing for the reorganization of the Portfolio with and into VY Invesco Equity and Income Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds Asset Allocation Portfolio	1	32,712,920.000	2,758,927.000	4,161,020.000	39,632,867.000

The proposal passed.

3.          On February 27, 2014 a Special Meeting of Shareholders of ING American Funds International Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya International Index Portfolio, providing for the reorganization of the Portfolio with and into Voya International Index Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds International Portfolio	1	52,522,043.000	2,092,095.000	3,754,362.000	58,368,500.000

The proposal passed.

4.          On February 27, 2014 a Special Meeting of Shareholders of ING American Funds World Allocation Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Global Perspectives Portfolio, providing for the reorganization of the Portfolio with and into Voya Global Perspectives Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds World Allocation Portfolio	1	14,248,508.000	1,070,798.000	891,731.000	16,211,037.000

The proposal passed.

5.          On February 27, 2014 a Special Meeting of Shareholders of ING Bond Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Intermediate Bond Portfolio, providing for the reorganization of the Portfolio with and into Voya Intermediate Bond Portfolio.

Form N-SAR, Item 77

For Voya Investors Trust

(the “Registrant”)

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Bond Portfolio	1	38,910,762.000	1,232,830.000	2,602,462.000	42,746,054.000

The proposal passed.

6.          On June 19, 2014 a Special Meeting of Shareholders of VY BlackRock Health Sciences Opportunities Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY BlackRock Health Sciences Opportunities Portfolio	1	19,942,589.000	1,678,050.000	1,534,850.000	23,155,489.000

The proposal passed.

7.          On June 19, 2014 a Special Meeting of Shareholders of VY BlackRock Large Cap Growth Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY BlackRock Large Cap Growth Portfolio	1	20,984,866.000	464,803.000	1,554.686.000	23,004,355.000

The proposal passed.

8.          On June 19, 2014 a Special Meeting of Shareholders of VY Marsico Growth Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY Marsico Growth Portfolio	1	19,771,598.000	450,827.000	1,326,173.000	21,548,598.000

The proposal passed.

9.          On June 19, 2014 a Special Meeting of Shareholders of VY MFS Total Return Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and VY Invesco Equity and Income Portfolio, providing for the reorganization of the Portfolio with and into VY Invesco Equity and Income Portfolio.

Form N-SAR, Item 77

For Voya Investors Trust

(the “Registrant”)

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY MFS Total Return Portfolio	1	39,990,811.000	1,258,054.000	4,077,112.000	45,325,977.000

The proposal passed.

10.          On June 19, 2014 a Special Meeting of Shareholders of VY MFS Utilities Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Value Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Value Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY MFS Utilities Portfolio	1	26,921,801.000	2,161,907.000	2,128,354.000	31,212,062.000

The proposal passed.